Bristow Analyst Day December 2, 2020 Exhibit 99.1

2 2020 Analyst Day Agenda I. Introduction / Overview Chris Bradshaw President and CEO II. Commercial Overview Samantha Willenbacher SVP, Chief Commercial Officer III. Operational Overview David Stepanek EVP, Chief Operating Officer IV. Financial Overview Jennifer Whalen SVP, Chief Financial Officer V. Concluding Remarks Chris Bradshaw President and CEO VI. Questions & Answers

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the COVID-19 pandemic and related economic repercussions that have resulted, and may continue to result, in a decrease in the price of and demand for oil, which has caused, and may continue to cause, a decrease in the demand for our services; expected cost synergies and other benefits of the merger (the “Merger”) of the entity formerly known as Bristow Group Inc. (“Old Bristow”) and Era Group Inc. (“Era”) might not be realized within the expected time frames, might be less than projected or may not be realized at all; the ability to successfully integrate the operations, accounting and administrative functions of Era and Old Bristow; managing a significantly larger company than before the completion of the Merger; diversion of management time on issues related to integration of the companies; the increase in indebtedness as a result of the Merger; operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees and customers, may be greater than expected; our reliance on a limited number of customers and the reduction of our customer base as a result of bankruptcies or consolidation; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopters; the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a limited number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; information technology related risks; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; risks associated with significant increases in fuel costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s joint proxy and consent solicitation statement/prospectus (File No. 333-237557/the “Proxy Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2020 and the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2020, which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Proxy Statement and in our filings with the SEC, all of which are accessible on the SEC’s website at www.sec.gov.

4 Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Net Leverage, Free Cash Flow and Adjusted Free Cash Flow. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees and other costs paid in relation to the Merger, the implementation of fresh-start accounting and the voluntary petitions filed by Old Bristow and certain of its subsidiaries on May 11, 2019 in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under Chapter 11 of Title 11 of the U.S. Code (the “Chapter 11 Cases”). Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance. However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. Finally, the Company presents Net Leverage, which is a non-GAAP measure, that management uses to assess the borrowing capacity of the Company. The Company has defined Net Leverage as Net Debt divided by Adjusted EBITDA for the last twelve-month (LTM) period. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, Net Leverage and Net Debt is included elsewhere in this presentation. Pro Forma This presentation also includes certain financial information provided on a “pro forma” basis to reflect the consummation of the Merger and certain related transactions. The results of operations data was prepared assuming the Merger and related transactions occurred at the beginning of the applicable period. The balance sheet data only gives pro forma effect to the Merger and related transactions and was prepared assuming those transactions occurred on September 30, 2020. Pro forma financial information included in this presentation has been prepared in accordance with guidance set forth in Article 11 of Regulation S-X. As a result, we do not believe our pro forma information are non-GAAP financial measures. Pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transactions been consummated on the date or dates indicated nor does it reflect our potential future results. Non-GAAP and Pro Forma Financial Measures

5 • Safety is Bristow’s most important core value and highest operational priority • Robust safety management system (SMS) ▪ With third-party accreditation resulting from numerous external audits • Bristow’s fleet is configured with the latest safety equipment • Bristow is a founding member of HeliOffshore, an industry association focused on safety, now with over 110 members from all regions of the world Safety Note

Executive Leadership Team

	Name	Background
	Chris Bradshaw President and Chief Executive Officer	• Christopher “Chris” Bradshaw has served as the President and Chief Executive Officer of Bristow Group Inc. since June 2020 • He previously served as the President and CEO of Era Group Inc. since November 2014 and Chief Financial Officer from October 2012 to September 2015. Chris was appointed a director of Era in February 2015 • He served as Era’s Acting Chief Executive Officer from August 2014 to November 2014 • From 2009 until 2012, Chris served as Managing Partner and Chief Financial Officer of U.S. Capital Advisors LLC, an independent financial advisory firm that he co-founded • Prior to co-founding U.S. Capital Advisors LLC, Chris was an energy investment banker at UBS Securities LLC, Morgan Stanley & Co., and PaineWebber Incorporated
	David Stepanek EVP, Chief Operating Officer	• David Stepanek became Bristow’s Executive Vice President, Chief Operating Officer in June 2020 • He previously served as Senior Vice President, Business Development of Era Group Inc. when he joined Era in January 2020 • From 2010 through 2019, David held positions within PHI, Inc., most recently having served as President, PHI Americas, responsible for the overall performance and direction of PHI’s U.S. and international operations in the Western Hemisphere. David previously served as Chief Commercial Officer of PHI, Inc. • After four years’ service in the US Marine Corps as a heavy lift helicopter avionics technician, David moved to Sikorsky as an avionics technician and field service representative; he was subsequently promoted and contributed to the sales and product development of the S-76 and S-92 aircraft, amongst many other roles
	Jennifer Whalen SVP, Chief Financial Officer	• Jennifer Whalen has served as Senior Vice President, Chief Financial Officer for Bristow Group Inc. since June 2020 • Previously, she served as the Senior Vice President, Chief Financial Officer, for Era Group Inc. since February 2018 • Jennifer served as the Company's Vice President and Chief Accounting Officer from August 2013 until her appointment as Vice President, Acting Chief Financial Officer in June 2017 • From August 2007 to March 2012, Jennifer served in several capacities at nLIGHT Photonics Corporation, a supplier of high-performance lasers, including as Director of Accounting • Prior to these roles, Jennifer served as the Manager of Accounting at InFocus Corporation for over two years • After serving in the U.S. military, Jennifer started her career in public accounting in the assurance practice group at PricewaterhouseCoopers for approximately five years
	Samantha Willenbacher SVP, Chief Commercial Officer	• Samantha “Sam” Willenbacher was appointed as the Senior Vice President, Chief Commercial Officer of Bristow Group Inc. in June 2020 • Sam previously served as Vice President, Global Commercial Strategy for Bristow • She has also held key leadership roles for Bristow as the Vice President, Global Commercial Strategy; Director, Americas Region; and the Director of UK Search and Rescue • Sam has also served as the Business Development Manager and later the Director of the Bristow Academy, at the time the world’s largest helicopter flight training school • She joined the Company in May 1998 through employment with Helicopter Adventures Inc., which later became the Bristow Academy

Bristow

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Executive Leadership Team (cont.)

	Name	Background
	Alan Corbett SVP, Europe, Africa, Middle East, Asia, Australia and Search and Rescue	• Alan Corbett was appointed as Senior Vice President for Europe, Africa, Middle East, Asia (EAMEA) and Search and Rescue in June 2020 • He previously served as Vice President, EAMEA from June 2017 to June 2018 • Before that he served as Region Director of the Europe Caspian Region from April 2015 to June 2017 and Region Director of the Europe Business Unit (EBU) from August 2014 to March 2015, in which capacities he had commercial and operational oversight of the region, including the successful transition to a fully Bristow-operated U.K. search and rescue service
	Stuart Stavley SVP, Operations & Fleet Management	• Stuart Stavley became Senior Vice President of Global Fleet Management for Bristow Group Inc. in June 2020 • He has previously served as the Senior Vice President, Operations and Fleet Management for Era Group Inc. since 2014 and served in numerous positions since joining Era in 1993 • Stuart served as Senior Vice President, Fleet Management from October 2012 to October 2014 and as Vice President, Fleet Management from October 2010 to October 2012 • Stuart also served as Director of Technical Services from September 2008 to October 2010, Director of Maintenance from September 2005 to 2008, and previously as Chief Inspector and Field Aviation Maintenance Technician
	Crystal Gordon SVP, General Counsel	• Crystal Gordon was appointed as Senior Vice President, General Counsel for Bristow Group Inc. in June 2020 • Previously, she served as Senior Vice President, General Counsel & Chief Administrative Officer for Era Group Inc., which she joined in January 2019 • From 2011 through 2018, Crystal served as the Executive Vice President, General Counsel and Corporate Secretary of Air Methods Corporation, an emergency air medical company operating over 400 aircraft throughout the U.S. • She previously worked in private practice as a corporate and securities lawyer with Davis Graham & Stubbs LLP
	Mary Wersebe SVP, Chief Administrative Officer	• Mary Wersebe was appointed Senior Vice President, Chief Administrative Officer of Bristow Group Inc. in June 2020 • Prior to this role, she served as Vice President, Human Resources effective August 2016 • Mary previously served as the Company's Interim Chief Administration Officer from June 2016 to August 2016 • Prior to joining the Company, Mary was the Director Human Resources at Exterran from 2007 to 2014 • Mary also served in human resources roles for Halliburton from 1999 to 2000 and 2001 to 2002, Aspen Technology from 2000 to 2001 and Ocean Energy from 2002 to 2003 after beginning her career with Browning Ferris Industries in 1997
	James Stottlemyer VP, Health, Safety and Environment	• James Stottlemyer has served as the Vice President, Health, Safety and Environment for Bristow Group Inc. since June 2020 • Prior to this position, he served as the Director, Safety Americas and Global Safety Performance and Director, Aviation Safety for Bristow Group Inc. • Previous roles include Sr. Advisor, Safety and Quality Assurance (International, Air Medical, SAR) for Era Group Inc. • James served nine years in the U.S. Army as a UH-60A/L/M Maintenance Test Pilot. Throughout his tenure, he completed two combat deployments as a Commander, where he managed flight operations and safety programs, as well as Part 135 and 145 maintenance activities

Bristow
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8 Why Invest in Bristow Strong Balance Sheet with Robust Free Cash Flow Generation Global Leader in Offshore Helicopter Operations Diverse Customer Base and End Markets Well Positioned for Additional Strategic Opportunities Meaningful Value Enhancement from Achievement of Cost Synergies

Global Leadership Position in Helicopter Industry

- Bristow and Era merged on June 11, 2020, forming a larger, more diverse industry leader
  - Bristow was the accounting acquirer
  - Periods prior to the merger only include operating results of legacy Bristow Group Inc.
- Bristow remains headquartered in Houston, TX and publicly traded on the NYSE (Ticker: VTOL)
- Pro forma LTM revenues of $1.3 billion(1)
- Global leader in offshore oil and gas personnel transportation, with significant end market diversification from government services contracts including UK SAR
- 3,294 employees, including 915 pilots and 943 mechanics(2)
- Diverse fleet of 257 aircraft(3)
  - Mostly owned (~80%) with attractive lease rates on the balance of the fleet

Pro Forma LTM Revenue by Region (1)



Europe
50%
$1.3 bn
Asia Pacific
6%
Africa
11%
Americas
33%

Aircraft Fleet (3)



Fixed Wing/UAV
6%
Light Single Engine
12%
Light Twin Engine
7%
257
S-92
28%
Other Heavy / Medium
16%
AW189
7%
AW139
24%

(1) Reflects pro forma 9/30/2020 LTM revenue; see page 59 for reconciliation
(2) As of 9/30/2020
(3) As of 11/30/2020

Bristow

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10 Global Presence (1) Attractive Geographic Footprint Significant presence in key offshore regions: ✓ U.S. Gulf of Mexico ✓ Norway ✓ United Kingdom ✓ Brazil ✓ Nigeria ✓ Trinidad, Guyana, Suriname (1) Reflects pro forma 9/30/2020 LTM revenue $1.3 bn Operating Presence Dry Lease/PartnershipBristow Headquarters Trinidad Significant Presence in Key Regions

Enhanced Customer and End-Market Diversification

Revenue by End-Market(1)



Other
1%
Fixed Wing
6%
Government
Services
19%
$1.3bn
Oil and Gas
74%

Approximately 80% of our oil and gas business supports production activities, meaning only ~15% of total revenues are currently supporting drilling activity

Government Services Revenue

UK SAR and BSEE contracts provide meaningful diversification from oil price volatility

UK SAR Contract Overview

- In April 2015, Bristow began its UK SAR operations with a contractual term of 8 – 10 years and potential extension options
- 10 bases and 21 SAR-equipped heavy helicopters
- Generates significant EBITDA and cash flow

UK SAR Revenue Structure



Flight Hours,
15%
Monthly
Standing
Charge
(MSC), 85%

On September 29, 2020, Bristow announced a contract extension to continue delivering UK SAR services for the Maritime and Coastguard Agency until December 31, 2026

Bristow

(1) Reflects LTM 9/30/2020 metrics. Government Services includes UK SAR and BSEE contracts.

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12 Substantial and Highly Achievable Cost Synergies Identified G&A Savings Other OpEx Savings +$45 Million Annual Run-Rate Savings Fleet Cost Savings ✓ Elimination of redundant corporate expenses ✓ Realization of operational efficiencies in the U.S. Gulf of Mexico ✓ Optimization of aircraft maintenance programs and fleet utilization ✓ Synergies expected to be realized in the first ~12 to 24 months following the close of the Merger Substantial and Highly Achievable Cost Synergies Identified As of October 30th, synergy projects representing ~$20 million of annualized run-rate savings have been completed

13 Significant Footprint Rationalization in the GoM Lake Jackson, TX Houston, TX Abbeville, LA Galliano (SAR), LA Bristow Base Bristow Headquarters Discontinued Offices & Operating Bases Bay City, TX Lake Charles, LA Houma, LA New Orleans, LA Mobile, AL New Iberia, LA •1 Post-merger Base Locations • Operations have been discontinued at Fourchon, LA, Galliano, LA (O&G), and Galveston, TX • Maintenance operations at Galliano and New Iberia have been combined into Lake Charles and Houma

14 Strong Balance Sheet and Financial Flexibility (1) Cash, Net Debt and Total Liquidity reflect preliminary results as of November 30, 2020 (2) See page 57 for reconciliation of LTM Adjusted EBITDA (3) “Net Capex” is defined as net (proceeds from)/purchases of property and equipment. See page 58 for reconciliation of Adjusted Free Cash Flow Strong Balance Sheet (1) Financial Flexibility $366mm • Bristow generated $57 million of Adjusted Free Cash Flow excluding Net Capex(3) in the three months ended September 30, 2020 • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2.1 million • On September 16, 2020, the Board authorized a stock repurchase plan providing for the repurchase of $75 million of the Company’s common stock. Since that time, Bristow has repurchased 448,252 shares at an average purchase price of $22.29 per share • In November, Bristow repurchased $12.1 million (face value) of the 7.75% Senior Notes at 97.5, reducing the outstanding face value to $132.0 million and lowering annual interest expense by ~$1 million annually • Total available liquidity as of November 30, 2020 was $366 million • Net Debt of $374 million as of November 30, 2020 • Pro Forma LTM Adjusted EBITDA of $186 million(2) for the 12 months ended September 30, 2020 • Net Leverage is ~2.0x $683mm $374mm

15 Financial Strength Strong Balance Sheet & Liquidity (~$365mm of Total Liquidity) Limited Near-term Debt Maturities Highly Achievable Cost Synergies (+$45mm Annual Savings) No Firm Capital Commitments Strong Free Cash Flow Generation

16 Strategic Priorities Maintain Highest Safety Standards • Safety is our #1 core value and highest operational priority • We must continue to place safety first, every day, and deliver reliable customer service Be Efficient Focus on Cash Flow Generation Protect Financial Stability Consolidate to Create Value Leverage Core Competencies to Enter New Markets • We differentiate ourselves by providing great service and being more efficient • Better efficiency drives better results for our customers, and better returns for our shareholders • Focus on EBITDA and other metrics that are connected to actual cash flow • Identify activities that generate cash flow including cost efficiencies • Maintain a strong balance sheet and liquidity position to weather potential volatile cycles • This will best position Bristow to manage industry challenges when they occur • Evaluate new markets to identify and pursue opportunities to leverage our core competencies to expand and diversify our business • Opportunities include additional government services and offshore wind • The merger of Bristow and Era was a first, but we believe there are other compelling strategic combinations • These potential combinations would generate substantial value creation from synergies

17 Commercial Overview

Offshore Oil & Gas Industry Update

Global Projects Sanctioning ($bn / commitment yr) (1)



$77
$55
$38
$60
$68
$101
$34
$16
$18
$64
$95
2014 2015 2016 2017 2018 2019 2020 2021 2022
Offshore Sanctioned
Offshore to-go

Offshore Drilling Rigs (2) – Marketed Utilization



By Region (2)
By Depth (2)
81%
82%
96%
83%
70%
70%
80%
76%
North Sea
GoM
Deep Water
Midwater
November 2019
November 2020

Commentary

- "The Covid-19 pandemic has devastated global oil and gas project sanctioning this year and will cause total committed spending to drop to around $53 billion from 2019's $190 billion, Rystad Energy projects. Postponed plans will, however, cause the total worth of final investment decisions (FIDs) to double next year and exceed pre-pandemic levels already from 2022."(1)
- Rystad Energy also estimates that total sanctioning will bounce back to around $100 billion in 2021, primarily supported by offshore projects, whose value is forecasted at $64 billion for the year
- Despite the downturn, marketed utilization for drilling rigs has held up fairly well globally, with declines in regions like the Gulf of Mexico contrasted by stability in regions such as the North Sea. Deep water utilization has also proven to be more stable than midwater drilling rig utilization

Sources:
(1) Rystad Energy Research September 21, 2020
(2) Evercore ISI research November 2020: Regional data includes Floaters; Depth data includes Jackups and Floaters

Bristow
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19 Offshore Oil & Gas Market Development • Offshore helicopter use dictated by platform distance and size • Most world regions moving towards deeper waters and larger platforms • Trend towards large capacity, long range helicopters…but every region is different • Most new projects cannot be served by small helicopters Sources: Douglas-Westwood • Average floating platform further away from shore than ever before • Average of 115km in 2000 is now 160km+ and growing • Average distance in Brazil is 165km+ from shore

20 Asset Overview Mission FlexibilityEnd Markets by Type HEAVY Twin Engine MEDIUM Twin Engine LIGHT Single or Twin Engine Cost: $25 – $33mm Cost: $11 – $14mm Cost: $3mm – $4mm (single) $5mm – $10mm (twin) Common Missions: Oil & Gas, SAR, VVIP Common Missions: Oil & Gas, Firefighting, VIP, Forestry, Construction, EMS, Search and Rescue (SAR) Common Missions: Oil & Gas, Emergency Medical Services (EMS), Utility, Tourism, VIP, Firefighting, Surveillance, Police Light Single Engine: 4-7 passengers, 300 mile range, 125 knots Light Twin Engine: 6-7 passengers, 350 mile range, 135 knots Medium Twin Engine: 12 passengers, 350 mile range, 145 knots Heavy Twin Engine: 16-19 passengers, 500 mile range, 145 knots

21 How We Get Paid • Typical payment models include: ▪ Traditional monthly standing charge (MSC) + fixed hourly rate (FHR) ▪ Ad hoc or pay as you use ▪ Block / slot model ▪ Consortium model (like GoM SAR) • Typical contract types include: ▪ Traditional – a customer contracts for a particular duration with a specific aircraft type(s), for a duration of 2-5 years + extension options ▪ Master or Flight Services Agreement, which contains standard terms and conditions. Pricing adjusted annually ▪ Ad hoc Revenue Composition Typical O&G Revenue Structure O&G Revenue by Type UK SAR Revenue Structure Revenue by End- Market

22 Pro Forma Revenue Pro Forma Revenue by Region ($mm)(1) (1) Reflects pro forma revenue by fiscal quarter; see page 59 for reconciliation

23 World Leading Client Base Strong customers across the globe; servicing several of them in multiple regions Supporting Customers in Multiple Regions (1) Customer logos may not match exact location of services provided

Guyana / Suriname Update

Overview of Guyana / Suriname Basin (1)



nexen
ExxonMobil
HESS
FRONTERA
GUYANA
SURINAME
JHI
KOSMOS
Cairn
equinor
Shell
REPSOL
TOTAL
pluspetrol
PETRONAS
cgx

"World Class Guyana Ramping Up – About 120 miles offshore Guyana in northern South America, XOM has a 45% interest in now 18 discoveries on the 6.6 mil acre Stabroek Block. Discovered resources are now approaching 9 bn BOE gross, with XOM's share equivalent to ~18% of its proved reserves…Based on this timeline, XOM' share of Guyana production approximates 38 MBD in 2020, 54 MBD in 2021, 84 MBD in 2022, and increase to ~340 MBD by 2026…Guyana economics are also superior to premier US shale plays. Wells in the Permian's Delaware sub basin produce only 0.6 MMBO, so 1400 wells are required to generate comparable production."

- Boston Energy Research
November 2020

"We thank the Government of Guyana for their support and look forward to realizing the full potential of this world class resource."

- Hess
September 2020

"We are looking to drill about 70 development wells between Liza 2 and Payara over the next few years"

- ExxonMobil
September/October 2020

Guyana and Suriname are relative bright spots for Oil & Gas exploration in the current market, and Bristow is well positioned as the leading helicopter operator in both markets

(1) Source – JHI Associates November 2020

Bristow
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25 The Bristow Solution • Between April 1, 2015 and March 31, 2020, we completed 11,728 taskings ▪ Between April 1, 2017 and March 31, 2020, we rescued 4,854 people(1) • 5x S-92A bases: ▪ Sumburgh, Stornoway, Humberside, Caernarfon, Newquay • 5x AW189 bases: ▪ Inverness, Prestwick, Lydd, Lee on Solent, St. Athan • Base composition includes: ▪ 9 Pilots ▪ 10 Technical Crew (5x Winch Operator; 5x Winchman/Paramedic) ▪ 10 Engineers ▪ 2x S-92A aircraft or 2x AW189 aircraft UK SAR (1) The UK Government didn’t start reporting the people rescued data until year ending March 31, 2018 (2) Search and Rescue Helicopter Statistics, Department for Transport Tasking Locations by Base (April 2019 to March 2020) (2)

26 Country/Client Incumbent Aircract Required Contract Start (CY) Duration Netherlands/ Coastguard 2x Heavy 2022 10 Years Dutch Antilles/ Coastguard 2x Medium 2022 10 Years Ireland/ Coast Guard 4x - 5x Super Medium 2023 (1) 10 Years MCA (UK SAR)/ Coastguard Up to 20 mixed fleet of Medium/Heavy 2024 10 Years+ Falklands/ UK Military 3x Heavy + 2x Super Medium 2026 (2) 10 Years+ Key Government SAR Opportunities (1) CHC’s contract has been extended by 1-year by the Irish Coast Guard (2) BIH has 2x 1-year options available Over ~$3 billion of potential Government SAR contracts up for competition over the next few years

Offshore Wind Energy

Historical Cumulative Installed Capacity (GW) (1)



3.1
3.8
5.3
7.2
8.5
11.7
14.3
18.8
23.6
28.2
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

- Future projects are expected to be larger in scale and further from shore
- 900+ future wind projects have been identified, ~200 of them are >40km offshore (2)
- Offshore wind could drive a requirement for >100 additional aircraft in the next decade (2)

- Offshore wind is a significant global opportunity over the next decade+
- Advances in offshore wind turbine technology, wind farm development, and operating costs have improved such that the industry is now cost competitive with other forms of power generation
- UK, Germany and China represent the largest portions of the current installed base, but the US, Taiwan, Japan, Korea, and Vietnam are expected to ramp up installations significantly between now and 2030 with continued growth in Europe and China

Offshore Wind Power Installations (GW) (1)



24
5
19
229
23
78
126
1,000
164
215
613
2018
2030
2050

Average Annual Investments for Offshore Wind ($Bn/yr) (1)



$61
$7
$18
$36
$100
$18
$18
$63
2019-30
2031-50

Asia Europe North America Other

Bristow

Sources:
(1) Based on IRENA data (www.irena.org)
(2) Air & Sea Analytics

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28 Operational Overview

60+ Year History in Safe Global Aviation



BRISTOW

- 1948 – Economy Helicopters (Era) founded in Alaska
- 1955 – Bristow Helicopters Ltd. Founded in Doha and Nigeria
- 1969 – Offshore Logistics founded in Gulf of Mexico
- 1996 – Offshore Logistics in the Gulf of Mexico and Bristow Merge
- 2006 – Company rebranded as Bristow Group
- 2008 – IMPLEMENTATION OF TARGET ZERO CULTURE SAFETY PROGRAMS
- 2009 – Entered Brazil
- 2012 – Entered Canada with Cougar Helicopters Investment
- 2013 – Awarded the UK Search and Rescue services contract
- 2014 – Bristow and Era become founding members of HeliOffshore and active Board Members
- 2015 – Bristow enters Fixed Wing services
- 2020 – Bristow and Era Merger

Bristow

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30 Bristow’s Safety Journey over the past has traversed three areas, with our Target Zero Culture, the lynchpin 1. Technology, Standards: Established ... Continuously upgrading 2. Safety Management Systems: In place ... Refining KPIs and Processes 3. Safety Culture Improvement: Measure Conversations and Actions for Improvement Safety as our Number One Core Value: Changing Thinking = Changing Behavior = Changing Performance

Safety Performance Update

Air Accident Rate (AAR[1])


0.60
0.56
0.61
0.00
0.00
FY17
FY18
FY19
FY20
YTD FY21

Total Recordable Incident Rate (TRIR[2])


0.33
0.33
0.54
0.66
0.58
FY17
FY18
FY19
FY20
YTD FY21

Bristow

1) AAR beginning in FY17 includes all Category A and B accidents for consolidated Bristow operations. FY19 AAR also includes Category C accidents. FY20 AAR includes all ICAO classified Air Accidents. AAR is per 100,00 flight hours.
2) TRIR beginning in FY20 includes enhanced classification standards. TRIR is per 200,000 working hours.

TARGET ZERO SAFE AND WELL

31

Continued Safety Operations within the COVID-19 Environment

Our COVID-19 management has transitioned from a company Emergency Response….



PMO
Situation Monitoring
Legal / Regulatory Monitoring
Customer Engagement
Business Continuity
Financial Forecasting / Stress Testing
Internal Policy
Communications

…. to sustainable operations while maintaining employee health and safety and business continuity.

Weekly COVID-19 Summary

Baseline Protocols														Travel Restrictions		Weekly Impact	
Passenger Protocols					Manpower Preservation				Aircraft / Facility Protocols				Customer / Country Specific Protocols	Business	Commuters	COVID Flights (this week / total)	Employee Impact (A=Positive, B=Monitoring, C= Isolating)
Temp Testing	Questionnaires	COVID Testing (employees)	COVID-19 Carriage	Additional Comments	Social Distancing Policy	Face Covering Policy	Work Remote Policy	Additional Comments	Enhanced Cleaning (Facility)	Enhanced Cleaning (Aircraft)	Protective Coating / Barriers	Aircraft Decon Procedures				0 / 0	A=0, B=0, C=0

We continue to focus internally on the active management of risk associated with prolonged COVID-19 operations and the safety and mental wellness of our employees, customers and contractors

Bristow

TARGET ZERO SAFE AND WELL

32

33 AOCs and Fleet Trinidad 14 3 27 3 27 8 93 12 2 Bristow Group AOCs Dry Leasing # of Aircraft Bristow has 11 Air Operating Certificates globally, across both helicopter and fixed wing operations Note: As of 11/30/2020 18 46 3 1

34 Diverse and Technologically Advanced Fleet (1) As of 11/30/2020 Total Fleet (1) • Bristow’s fleet is concentrated in large and medium new generation aircraft • Fleet well suited for deepwater O&G services and search and rescue operations • World’s largest commercial operator of S-92, AW189 and AW139 helicopters • In the process of rationalizing H225s, select fixed wing aircraft and legacy medium helicopters • The remaining light helicopters and fixed wing aircraft are mission suited based on customer demand 257

35 Owned vs. Leased Leased Fleet Owned Fleet • As of November 30, 2020, total consolidated fleet count is 257 • The owned fleet has been reduced by the sale of 46 aircraft since the close of the merger, primarily as a result of selling underutilized, legacy aircraft • The Company has returned five S-92 helicopters and one fixed wing aircraft, since the close of the merger • Resulting in ~$12 million in annual lease savings 50 207

36 $32mm Scheduled Lease Expirations 12 12 10 7 16 Lease Roll Off By Year (1) (2) (1) Dollar values reflect annual lease costs of those aircraft; actual lease savings would vary based on return dates (2) Lease roll off savings for FY25 and beyond (3) FY21 includes leases that have already been returned as well as leases that will expire during the remainder of the fiscal year $24mm $8mm $22mm$21mm (3)

Residual Value Retention

Illustrative Component Costs



Tail Rotor Blades
$140k
Rotor Blades, Set of 5
$700k
Main Gear Box
$1.3mm
X-XXXX
Bristow
Tail Gear Box
$110k
Landing Gear Assembly
$425k
Engine
$1.3mm (x2)

Approximate cost of new AW139: $12 - $14 million

"Stakeholders" with Oversight



FAA or Equivalent
Owner / Operator
Helicopter Oversight
Customers
Manufacturers
Insurance Companies
Pilots

- Helicopters have extended economic and mechanical useful lives with multiple uses / end markets
  - Airframes can last for decades since they are not pressurized (lower altitude flight)

- Many "stakeholders" exist to ensure and oversee proper maintenance and functioning of the helicopter
  - Components of helicopters are continually being changed out due to maintenance requirements
  - Main components can represent 35-50% of acquisition cost and can be re-used on other aircraft

Bristow
TARGET ZERO SAFE AND WELL
37

Streamlining Fleet Through Cash Generative Aircraft Sales



Aircraft Sales
Number of Aircraft
19
14
11
2
B407
S76C++
H225
B412

Remaining Type in Fleet

B407	S76C++	H225	B412
0	24	2	0

- Since the close of the merger, Bristow has sold 46 legacy and non-core aircraft
- B407s had been used in Bristow's nearshore operations, which is no longer a strategic focus for the Company
- The S76C++ and B412 helicopters were older aircraft, several of which were in long-term storage and would have required significant overhaul
- Bristow no longer operates the H225, and the Company's remaining H225s are held for sale
- Bristow will continue to opportunistically sell non-core or underutilized aircraft

46 legacy aircraft sold for proceeds of ~$63 million since the close of the merger

Note: Aircraft sales since the close of the merger on June 11, 2020

Bristow
TARGET ZERO SAFE AND WELL
38

39 Financial Overview

40 Q2 FY21 Results – Pro Forma Sequential Quarter Comparison Adjusted EBITDA, excl. Asset Sales(1) Operating Revenue(1) • Operating revenues were $0.9 million lower than pro forma Q1 FY21 (“Q1 FY21”)(1) ▪ Lower revenues from oil and gas services primarily due to a decrease in utilization, partially offset by increased activity in fixed wing services and UK SAR • Operating expenses were $15.3 million higher in Q2 primarily due to severance costs and increased fuel costs • General and administrative expenses were $28.6 million lower primarily due to the absence of closing costs related to the Merger • Earnings from unconsolidated affiliates were $1.9 million compared to losses of $2.0 million in Q1 FY21 • Foreign exchange gains increased by $5.4 million • Adjusted EBITDA, excl. asset sales, increased by $6.2 million • Adjusted EBITDA excludes special items (such as the severance costs and closing costs noted above). See page 55 and 56 for a description of special items and reconciliation to net income (1) Unless otherwise noted, all information for Q1 FY21 is provided on a pro forma basis

41 Project Ruby Annualized Run-Rate Synergy Progress Expected by Quarter • Bristow has completed $20 million of run-rate synergy projects since the close of the merger on June 11, 2020 • The early wins have largely been driven by G&A savings in areas like the elimination of redundant corporate expenses and in the reduction of some operating expenses via footprint rationalization and operational efficiencies in the Gulf of Mexico • There are still significant fleet cost and other OpEx savings in the pipeline • In addition to these numbers, there are non-merger related cost savings / operational efficiencies that provide upside Bristow expects to realize +$45 million of run-rate savings in the first ~12 to 24 months following the close of the merger Outstanding Synergy Projects to Achieve Run-Rate $20 $45

42 Strong Free Cash Flow Generation Bristow generated $57 million of Adj. Free Cash Flow Excluding Net Capex and $93 million of Adj. Free Cash Flow in the three months ended September 30, 2020 (1) See page 58 for reconciliation

Strong Balance Sheet and Liquidity Position

- ✓ In November, Bristow repurchased $12.1 million of the 7.75% Senior Unsecured Notes, and the Company intends to repay $17 million of Promissory Notes, in cash, at the end of December
- ✓ Pro forma for these debt repurchases and repayments, Bristow has ~$293 million of unrestricted cash and total liquidity of $349 million(1) including $56 million of availability under the ABL

($ millions)	9/30/2020 Balance	Pro forma (1)	Pro forma Balance	Leverage	Rate	Maturity
Cash	$301	(9)	$293			
ABL ($80mm) (2)	-		-	-	L+250 bps	Apr-23
PK Air Debt	209		209	1.1x	L+500 bps	Jan-25
Macquarie Debt	154		154	0.8x	L+535 bps	Mar-23
Lombard Debt (BULL)	89		89	0.5x	L+225 bps	Dec-23
Lombard Debt (BALL)	74		74	0.4x	L+225 bps	Jan-24
Promissory Notes	17	(17)	-	0.0x	L+181 bps	Dec-20
Airnorth	7		7	0.0x	L+285 bps	Apr-23
Other Debt	0		0	0.0x		
Total Secured Debt	**$551**		**$534**	**2.9x**		
Senior Unsecured Notes	$144	($12)	$132	0.7x	7.750%	Dec-22
Total Debt	**$695**		**$666**	3.6x		
(Less): Cash	(301)		(293)			
Net Debt	**$394**		**$374**	**2.0x**		
LTM Adj. EBITDA			**$186**			

(1) Pro forma balances reflect 11/30/2020 cash, inclusive of the $12.1 million of 7.75% Notes repurchased in November and pro forma for the expected repayment of $17 million of Promissory Notes in December 2020

(2) As of 9/30/2020, the ABL had ~$9 million in letters of credit drawn against it

Bristow

TARGET ZERO SAFE AND WELL

43

44 FY21 Debt and Interest Payments ~$58 million of debt service remaining in FY21 including the payoff of ~$17 million Promissory Notes (1) (1) Includes repurchase of $12.1 million of the 7.75% Senior Unsecured Notes in November 2020

Global Currency Exposures and Mitigants

Cash by Currency in US Dollars [1] ($mm)



Kroner
1%
Australian Dollar
7%
GBP
26%
Other[2]
1%
Total Cash
~$310mm
USD
65%

- ~65% of total cash is held in U.S. Dollars while ~26% is in GBP
- Bristow hedges ~£60mm annually to mitigate FX risk
- Most other currencies are effectively naturally hedged

Processes in place to mitigate currency risk and convert cash as needed

Bristow

(1) Cash as of November 30, 2020
(2) Other currencies include Euro, Trinidad and Tobago Dollars, Naira, Real, and Colombian Pesos

TARGET ZERO SAFE AND WELL

45

46 Calendar Year 2020 Capital Expenditures (1) Amounts reflected are inclusive of Legacy Era Capex (2) Other includes Buildings and Land, CIP, Global Mods, IT, and Tools/Equipment (2) Capital Expenditures ($mm) (1) • Other capex is primarily composed of IT- related costs • Bristow has orders to purchase 3x AW189s for delivery in 2022 and 5x AW169s (delivery dates yet to be determined) as well as options to purchase up to 10x additional AW189s ▪ However, all of these orders may be canceled without further liability other than forfeiture of previously paid deposits of $2.1 million $4.4 $3.5 $4.5

47 Conclusion

48 VTOL Share Price Performance Since Merger Close $23.88 +49.1% 11/27/20 S h a re P ri c e Source: FactSet Market data as of November 27, 2020 (1) Pro Forma LTM Adjusted EBITDA of $186 million (see page 57) and FY21E EBITDA of $193 million per Evercore ISI Equity Research Bristow is currently trading at <6x LTM and FY21 EBITDA (1)

49 Equity Market Capitalization as of November 27th If it was included in the OSX index, Bristow would have the 12th largest equity market capitalization (1) Market capitalization as of 11/27/2020

50 Capital Allocation Priorities Protect the Balance Sheet Participate in Value Accretive M&A Return Capital to Shareholders Capital Expenditures • Protecting the Balance Sheet is our top financial objective • Plan to pay down the $17mm Promissory Notes with cash • Will opportunistically repurchase or refinance the 7.75% Notes and other debt as market conditions allow • On September 16, 2020, Bristow’s Board approved a $75mm share repurchase plan • Repurchased 448,252 shares (~1.5% of shares outstanding) since September 16, 2020 • Will be opportunistic with respect to value accretive M&A • Differentiated as the only publicly traded helicopter operator • All of the Company’s capital commitments may be terminated without further liability other than aggregate liquidated damages of $2.1 million • No need to replenish fleet at the current time

51 Why Invest in Bristow Strong Balance Sheet with Robust Free Cash Flow Generation Global Leader in Offshore Helicopter Operations Diverse Customer Base and End Markets Well Positioned for Additional Strategic Opportunities Meaningful Value Enhancement from Achievement of Cost Synergies

52 Q&A

53 Appendix

54 Fleet Overview (1) As of 11/30/2020 Owned Aircraft Leased Aircraft Aircraft Held For Sale Consolidated Aircraft Heavy Helicopters: S-92 35 28 — 63 S-92 U.K. SAR 3 7 — 10 H225 — — 2 2 AW189 6 1 — 7 AW189 U.K. SAR 11 — — 11 55 36 2 93 Medium Helicopters: AW139 53 8 — 61 S-76 C+/C++ 26 — — 26 S-76D 8 — 2 10 B212 3 — — 3 90 8 2 100 Light—Twin Engine Helicopters: AW109 6 — — 6 EC135 10 — — 10 BO 105 2 — — 2 18 — — 18 Light—Single Engine Helicopters: AS350 17 — — 17 AW119 13 — — 13 30 — — 30 Total Helicopters 193 44 4 241 Fixed wing 7 4 3 14 UAV — 2 — 2 Total Fleet 200 50 7 257 Number of Aircraft (1) Operating Aircraft

55 Quarterly Reconciliation of Non-GAAP Financial Measures Successor Predecessor Three Months Ended Three Months Ended Adjusted EBITDA reconciliation ($000s) September 30, 2020 June 30, 2020 September 30, 2019 Net income (loss) $ (27,992) $ 71,404 $ (162,919) Depreciation and amortization 18,537 16,356 31,303 Interest expense 13,445 12,504 22,715 Income tax (benefit) expense 8,578 (3,290) (21,782) EBITDA $ 12,568 $ 96,974 $ (130,683) Special items (1) 33,202 (47,194) 158,157 Adjusted EBITDA $ 45,770 $ 49,780 $ 27,474 (Gains) losses on asset dispositions, net 8,473 (5,522) 230 Adjusted EBITDA excluding asset dispositions $ 54,243 $ 44,258 $ 27,704 Successor Predecessor Three Months Ended Three Months Ended (1) Special items ($000s) September 30, 2020 June 30, 2020 September 30, 2019 Organizational restructuring costs $ 13,326 $ 3,011 $ 2,533 Loss on impairment 17,596 19,233 62,101 PBH intangible amortization 5,644 5,136 — Merger-related costs 4,497 17,420 — Government grants (2,201) (1,760) — Bargain purchase gain (5,660) (75,433) — Early extinguishment of debt fees — 615 — Change in fair value of preferred stock derivative liability — (15,416) — Bankruptcy related costs — — 93,943 Loss on sale of subsidiaries — — (420) $ 33,202 $ (47,194) $ 158,157

Pro Forma Q1 FY21 Reconciliation

	Old Bristow Three Months Ended June 30, 2020	Era Group Inc. April 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Pro Forma Three Months Ended June 30, 2020
Net income (loss)	$ 75,708	$ (18,059)	$ (4,305)	$ 53,344
Depreciation and amortization	15,914	7,818	443	24,175
Interest expense	11,755	2,650	749	15,154
Income tax (benefit) expense	(3,798)	(2,467)	508	(5,757)
EBITDA	$ 99,579	$ (10,058)	$ (2,605)	$ 86,916
Special items (1)	(49,696)	13,744	2,502	(33,450)
Adjusted EBITDA	$ 49,883	$ 3,686	$ (103)	$ 53,466
(Gains) losses on asset dispositions, net	(5,527)	141	5	(5,381)
Adjusted EBITDA excluding asset dispositions	$ 44,356	$ 3,827	$ (98)	$ 48,085

(1) Special items include the following:

	Old Bristow Three Months Ended June 30, 2020	Era Group Inc. April 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Pro Forma Three Months Ended June 30, 2020
Loss on impairments	$ 19,233	$ —	$ —	$ 19,233
Merger-related costs	15,103	13,575	2,317	30,995
PBH intangible amortization	4,951	169	185	5,305
Organizational restructuring costs	3,011	—	—	3,011
Early extinguishment of debt fees	615	—	—	615
Government grants	(1,760)	—	—	(1,760)
Change in fair value of preferred stock derivative liability	(15,416)	—	—	(15,416)
Bargain purchase gain	(75,433)	—	—	(75,433)
	$ (49,696)	$ 13,744	$ 2,502	$ (33,450)

Bristow
TARGET ZERO SAFE AND WELL
56

Reconciliation of Pro Forma LTM Adjusted EBITDA

	Old Bristow October 1, 2019 - June 30, 2020	Era Group Inc. October 1, 2019 - June 11, 2020	Legacy Era June 12 - 30, 2020	Bristow Group Inc. QTD September 30, 2020	Pro Forma LTM September 30, 2020
Net income (loss)	$ (289,416)	$ (26,159)	$ (4,305)	$ (27,992)	$ (347,872)
Depreciation and amortization	52,374	26,662	443	18,537	98,016
Interest expense	113,954	9,606	749	13,445	137,754
Income tax (benefit) expense	(17,204)	(4,350)	508	8,578	(12,468)
EBITDA	$ (140,292)	$ 5,759	$ (2,605)	$ 12,568	$ (124,570)
Special items (1)	253,109	21,898	2,502	33,202	310,711
Adjusted EBITDA	$ 112,817	$ 27,657	$ (103)	$ 45,770	$ 186,141
(Gains) losses on asset dispositions, net	(5,325)	(2,920)	5	8,473	233
Adjusted EBITDA excluding asset dispositions	$ 107,492	$ 24,737	$ (98)	$ 54,243	$ 186,374

(1) Special items include the following:

	Old Bristow October 1, 2019 - June 30, 2020	Era Group Inc. October 1, 2019 - June 11, 2020	Legacy Era June 12 - 30, 2020	Bristow Group Inc. QTD September 30, 2020	Pro Forma LTM September 30, 2020
Bankruptcy related costs	$ 454,906	$ —	$ —	$ —	$ 454,906
Loss on impairments	28,824	2,369	—	17,596	48,789
Merger-related costs	21,433	18,933	2,317	4,497	47,180
PBH intangible amortization	20,453	596	185	5,644	26,878
Organizational restructuring costs	3,627	—	—	13,326	16,953
Early extinguishment of debt fees	615	—	—	—	615
Government grants	(1,760)	—	—	(2,201)	(3,961)
Bargain purchase gain	(75,433)	—	—	(5,660)	(81,093)
Change in fair value of preferred stock derivative liability	(199,556)	—	—	—	(199,556)
	$ 253,109	$ 21,898	$ 2,502	$ 33,202	$ 310,711

Bristow

TARGET ZERO SAFE AND WELL

57

58 Reconciliation of Adjusted Free Cash Flow Successor Three Months Ended September 30, 2020 Three Months Ended June 30, 2020 Net cash provided by (used in) operating activities $ 41,857 $ (6,866) Plus: Proceeds from disposition of property and equipment 40,475 11,665 Less: Purchases of property and equipment (4,523) (2,849) Free Cash Flow $ 77,809 $ 1,950 Plus: Organizational restructuring costs 13,326 4,176 Plus: Merger-related costs 4,026 19,743 Less: Government grants (2,201) (1,760) Adjusted Free Cash Flow $ 92,960 $ 24,109 Net (proceeds from)/purchases of property and equipment (“Net Capex”) (35,952) (8,816) Adjusted Free Cash Flow excluding Net Capex $ 57,008 $ 15,293

59 Reconciliation of Pro Forma LTM Operating Revenues